Exhibit 99.1

NEWS

For immediate release

Contact:	Chris Mason, Director of Corporate Communications
(630) 227-2062, E-mail address: chris.mason@aarcorp.com
Web address: www.aarcorp.com

DAVID P. STORCH NAMED CHAIRMAN OF THE BOARD OF DIRECTORS
OF AAR CORP.

WOOD DALE, ILLINOIS, October 20, 2005 - AAR (NYSE: AIR) today announced that David P. Storch, President and Chief Executive Officer of AAR CORP. has been named Chairman of the Board of Directors of AAR CORP. following the retirement of Ira A. Eichner, the Company’s founder and Chairman for 54 years. Storch will continue as President and Chief Executive Officer of the Company.

Storch joined AAR in 1979 and created the Company’s aircraft engine subsidiary which experienced significant growth with him serving as its President from 1984 to 1988. In 1989, Storch became President, Chief Operating Officer and a Director of the Company. He became the Company’s second Chief Executive Officer in 1996 and, subsequently, guided the Company through a period of unprecedented economic upheaval in the commercial aviation industry. Under Storch’s leadership, AAR has recently achieved substantial growth in sales and profitability. Storch continues to grow the business and position the Company to capitalize on changes in the marketplace. As Chairman of the Board of AAR CORP., Storch will maintain the Company’s culture of fiscal integrity, quality, customer service and entrepreneurship.

Eichner, AAR’s founder, served as Chairman of the Board of AAR CORP. since 1966 and of its predecessor companies since 1951. Under Eichner’s leadership, the Company grew from a small Chicago-based supplier of radios and components to a leading NYSE traded aviation/aerospace service provider with a worldwide reputation for quality products and services.

Upon his retirement as Board Chairman, Eichner was named Founder and Chairman of the Board Emeritus of AAR CORP. This honorary appointment enables him to attend and participate in discussions and meetings of AAR’s Board and Board Committees, though it does not include the right to vote on matters or include the power or duties of a Director, Chairman or member of any committee of the Board of Directors.

AAR is a diverse, international provider of products and value-added services to the worldwide aviation/aerospace industry.  Headquartered in Wood Dale, Illinois, AAR serves commercial and government aircraft fleet operators and independent service customers by providing Aviation Supply Chain services; Maintenance, Repair and Overhaul services; Structures and Systems manufacturing and Aircraft Sales and Leasing.  Further information can be found at www.aarcorp.com.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including those factors discussed under Item 7, entitled “Factors Which May Affect Future Results”, included in the Company’s May 31, 2005 Form 10-K. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described.  These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control.  The Company assumes no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. For additional information, see the comments included in AAR’s filings with the Securities and Exchange Commission.

One AAR Place • 1100 N. Wood Dale Road • Wood Dale, Illinois 60191 USA • 1-630-227-2000 Fax 1-630-227-2101